Exhibit (i)(2)

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 29, 2021

BlackRock Liquidity Funds

100 Bellevue Parkway

Wilmington, DE 19809

Ladies and Gentlemen:

We have acted as counsel for BlackRock Liquidity Funds, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with the filing of its Post-Effective Amendment No. 132 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 2-47015 and 811-2354) (the “Registration Statement”). Included in the Registration Statement are two series of the Trust and three classes of shares of beneficial interest into which such series are divided (the “Shares”) as set forth on Exhibit A.

As counsel to the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents, including the Agreement and Declaration of Trust of the Trust, as amended, and the Amended and Restated Bylaws of the Trust, as amended, as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes. As to facts and certain other matters and the consequences thereof relevant to the opinion expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Trust, accountants for the Trust, and others.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares, upon issuance and sale in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement, will be validly issued, fully paid and non-assessable shares of beneficial interest in the Trust.

The foregoing opinion is subject to the following qualifications, exceptions, assumptions and limitations:

The foregoing opinion is limited to matters arising under the Delaware Statutory Trust Act. We express no opinion as to any other laws or the laws, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Trust’s Registration Statement on Form N-1A and to the use of our name in the prospectuses and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin LLP

EXHIBIT A

Series	Class

BlackRock Liquid Federal Trust Fund	Bancroft Capital Shares Cabrera Capital Markets Shares Mischler Financial Group Shares

TempFund	Cabrera Capital Markets Shares